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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to inclusion in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-60855) of AMM Holdings, Inc. of our report dated February 20, 1998, relating to the financial statements of Anchor Holdings, Inc., which report appears in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.




PricewaterhouseCoopers LLP




Knoxville, Tennessee
December 11, 1998